UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2011

K12 Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 Corporate Park Drive, Herndon, Virginia		20171
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 483-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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A Special Meeting of the shareholders of K12 Inc. (the “Company”) was held on January 27, 2011. Of the 31,145,841 shares outstanding and entitled to vote, 24,530,609 shares were represented at the meeting, or a 78.8% quorum. The Company previously filed with the Securities and Exchange Commission the proxy statement and related materials pertaining to this meeting, which describe in detail the two proposals submitted to shareholders at the meeting. The final results for the votes regarding each proposal are set forth below.

Proposal 1: Series A Special Stock Conversion Rights and Voting Rights

The proposal to approve the granting of conversion rights and voting rights for the Series A Special Stock pursuant to the rules of the New York Stock Exchange was approved by the shareholders with 24,509,572 votes for, 5,849 votes against and 15,188 abstentions.

Proposal 2: Special Meeting Adjournment or Postponement

The proposal to approve the adjournment or postponement of the Special Meeting, if necessary, including to solicit additional proxies was approved by the shareholders with 23,601,599 votes for, 914,275 votes against and 14,735 abstentions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K12 Inc.

January 31, 2011	By:	/s/ Howard D. Polsky

Name: Howard D. Polsky
Title: General Counsel and Secretary